Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237772
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 30, 2020)

$1,060,000
SENIOR CONVERTIBLE NOTES DUE 2022
Shares of Common Stock Issuable Upon Conversion of the
Senior Convertible Notes due 2022

CV Sciences, Inc. (the “Company”, “we”, “us” or “our”) is offering pursuant to this prospectus supplement and the accompanying base prospectus, $1,060,000 in original principal amount of our senior convertible notes due 2022 (each, a “Note,” and, collectively, the “Notes”) and the shares of our common stock underlying the Notes.

The Notes are being sold pursuant to the terms of a securities purchase agreement dated November 14, 2021 (which we refer to herein as the “Securities Purchase Agreement”), between us and each investor in connection with this offering at the initial closing thereunder. Upon our filing of an additional prospectus supplement and supplemental indenture and our satisfaction of certain other closing conditions, we may elect to consummate additional closings of up to $4,240,000 in aggregate principal amount of Notes at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Senior Convertible Notes due 2022 (or shares of common stock issuable upon conversion of such Senior Convertible Notes due 2022) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

The Notes will be issued with a 6% original issue discount. The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default. After the occurrence and during the continuance of an event of default, the notes will accrue interest at the rate of 15.0% per annum. Unless earlier converted or redeemed, the Notes will mature on the date that is the 6-month anniversary of the issuance date of the applicable Note, subject to extension at the option of the holder in certain circumstances as provided in the Note. All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holder into shares of our common stock at an initial conversion price of $0.2611 per share, which conversion price is subject to adjustment pursuant to the terms of the Notes. The conversion price is subject to customary adjustments upon an event of default, change of control, or upon any stock dividend, stock split, stock combination, reclassification, or similar transaction that proportionately decreases or increases the price of our shares of common stock.

Additionally, subject to certain beneficial ownership limitations, at any time, at the option of the holder, the holder may convert all, or any part, of the Note into shares of our common stock (the “Alternate Optional Conversion”) at the alternate conversion price which is the lowest of the fixed conversion price then in effect; and the greater of the $0.01, which we refer to herein as the “floor price” and 90% of the arithmetic average of the three lowest daily volume weighted average prices of our common stock during the ten trading days immediately prior to such conversion and the greater of the floor price and 97% of the lowest sale price of our common stock on the applicable conversion date.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Our common stock is traded on the OTC:QB marketplace maintained by OTC Markets

Group, Inc. (the “OTC”), under the symbol “CVSI.” On November 12, 2021, the closing price of our common stock was $0.22 per share.

We intend to use the net proceeds received from the sale of the Notes for working capital and general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into shares of our common stock.

We estimate the expenses of this offering will be approximately $150,000.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors ” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2021.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated April 30, 2020, are part of a registration statement on Form S-3 (File No. 333-237772) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company”, “CVSI” and “CV Sciences” refer to CV Sciences, Inc., a Delaware corporation.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. We use our trademarks, including CV Sciences and PlusCBD™, in this prospectus supplement. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including
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information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation:
•the evolving and highly competitive markets in which we operate;
•industry trends in the markets in which we compete, including the demand for and marketability of our products;
•our ability to raise additional capital to finance our activities;
•the future trading of our common stock; our ability to operate as a public company;
•our ability to protect our proprietary information;
•the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate;
•general economic and business conditions;
•the volatility of our operating results and financial condition;
•our ability to attract or retain qualified senior management personnel;
•our anticipated use of proceeds from this offering; and
•other risks detailed from time to time in our filings with the SEC, or otherwise.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our filings with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities in this offering, you should carefully
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consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering before making an investment decision.
Overview
We operate two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-based cannabidiol (“CBD”) products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. As of December 31, 2020, the Company’s PlusCBD™ products were sold at more than 7,300 retail locations throughout the United States, and it was the top-selling brand of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. Our state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and our hemp extracts are processed, produced and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status.
Current Operations
Consumer Products
We manufacture, market and sell consumer products containing hemp-based CBD under our PlusCBD™ brand in a range of market sectors including nutraceutical, beauty care and specialty foods. As of December 31, 2020, we manufactured and distributed more than 50 products and we expect to continue to add new products to our PlusCBD™ portfolio to enhance our line of CBD and hemp-based consumer products. We also expect to develop and launch new brands to more effectively market and sell certain products. Hemp-based CBD is one of more than 100 cannabinoids found in hemp, and is non-psychoactive. Our U.S.-based operations oversee our raw material supply chain, raw material processing, product development and manufacturing, and sales and marketing. We intend to continue to scale operations to accommodate market conditions.

Specialty Pharmaceuticals
Our specialty pharmaceutical segment is developing cannabinoids to treat medical indications. Cannabinoids are compounds derived from the Cannabis sativa plant, which contain two primary cannabinoids, CBD and tetrahydrocannabinol (“THC”). Clinical and preclinical data suggest that CBD has promising results in treating a range of medical indications. On January 4, 2016, we acquired drug development assets in the acquisition of CanX, Inc., a Florida-based specialty pharmaceutical corporation, utilizing CBD as the active pharmaceutical ingredient.
Our first patent-pending product candidate, CVSI-007, combines CBD and nicotine in treatment of smokeless tobacco use and addiction. There are currently no drugs approved by the U.S. Food & Drug Administration for treatment of smokeless tobacco use and addiction. We believe this product candidate may provide treatment options for this significant unmet medical need. CVSI-007 is based on proprietary formulations, processes and technology. In May 2016, we filed a patent application (Application No. 15/426,617, the "617 Patent") for these formulations and processes with the U.S. Patent and Trademark Office (“USPTO”). On May 19, 2020, the USPTO issued a patent pertaining to CVSI-007.
Corporate Information
Our principal corporate offices are located at 10070 Barnes Canyon Road, San Diego, CA 92121, and our telephone number is (866) 290-2157. We maintain a website that contains information about us at www.cvsciences.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

Offering Summary

Issuer	CV Sciences, Inc.
Securities offered by us
$1,060,000 in original principal amount of senior convertible notes due 2022 (the “Notes”) to be issued pursuant to an indenture with Wilmington Savings Fund Society, FSB, as the trustee.

This prospectus supplement also relates to the offering of shares of our common stock issuable upon conversion of the Notes.

Ranking	All payments due shall be senior to all indebtedness of the Company or any of our subsidiaries.
Additional Closings	Upon our filing of an additional prospectus supplement and supplemental indenture and our satisfaction of certain other closing conditions, we may elect to consummate additional closings of up to $4,240,000 in aggregate principal amount of Notes at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Senior Convertible Notes due 2022 (or shares of common stock issuable upon conversion of such Senior Convertible Notes due 2022) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.
Maturity Date	May 17, 2022 (unless earlier converted or redeemed, but subject to extension at the option of the holder in certain circumstances).
Original Issue Discount	6% original issue discount.
Default Interest	15% per annum, upon the occurrence (and during the continuance) of an event of default. Such default interest will cease to accrue in the event of a cure of such event of default.
Conversion
Fixed Conversion at Option of Holder	Each holder of Notes may convert all, or any part, of the outstanding principal, and interest of the Notes, at any time at such holder’s option, into shares of our common stock at the initial fixed conversion price of $0.2611, which is subject to:
•proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, reclassification and/or similar transactions;
•full-ratchet adjustment if we issue securities in the future at a per share price less than the fixed conversion price then in effect.
Voluntary Adjustment Right	Subject to the rules and regulations of the by OTC Markets Group, Inc., we have the right, at any time with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.
Additional Adjustment to Fixed Conversion Price on Additional Closings	Upon each additional closing, the fixed conversion price of all Notes are subject to downward adjustment if the fixed conversion price then in effect is greater than the lower of:
•120% of the closing bid price of our common stock on the trading day immediately preceding such additional closing date; and
•120% of the arithmetic average of the volume weighted average price of our common stock on the five trading days preceding the additional closing.
Alternate Optional Conversion	At any time, at the option of the holder, the holder may convert all, or any part, of the Note into shares of common stock at an “Alternate Conversion Price” equal to the lesser of:
•the fixed conversion price then in effect; and
•the greater of:
•the floor price; and

•90% of the arithmetic average of the three lowest daily volume weighted average prices of our common stock during the ten trading days immediately prior to such conversion and the greater of the floor price; and

•97% of the lowest sale price of our common stock on the applicable conversion date.
Alternate Event of Default Conversion	If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note at the Alternate Conversion Price, subject to an additional 15% redemption premium.
Beneficial Ownership Limitation on Conversion	Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).
Company Optional Redemption Rights	At any time no event of default or equity condition failure exists, we may redeem all or any portion of the Notes outstanding in cash at a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

The Company may deliver no more than one such redemption notice during any twenty (20) trading day period.
Holder Optional Redemption Rights
Event of Default Redemption	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium (or 10% if such event of default is a price default) to the greater of the face value and the equity value of our common stock underlying the Notes.
Change of Control Redemption	In connection with a change of control of the Company, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 15% redemption premium redemption premium to the greater of the equity value of our common stock underlying the Notes and the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.
Subsequent Placement Optional Redemption	Upon a subsequent placement, each holder of Notes may require us to use up to 20% of the gross proceeds of such subsequent placement (less any reasonable placement agent, underwriter and/or legal fees and expenses) to redeem in cash all, or any portion, of the Notes, at a 5% redemption premium.
Use of Proceeds	We intend to use the net proceeds from the sale of such securities for working capital and general corporate purposes. We are restricted from using the proceeds from the sale of the Notes for satisfaction of indebtedness of the Company or any of its subsidiaries, the redemption or repurchase of any securities of the Company or its subsidiaries, or the settlement of any outstanding litigation. Please see the section entitled “Use of Proceeds” in this prospectus supplement.
Risk Factors	See “Risk Factors” in this prospectus supplement as well as the other information contained in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.
No Listing of Notes	We do not intend to apply for listing of the Notes on any securities exchange.
Trading Market	Our common stock is traded on the OTC:QB marketplace maintained by OTC Markets Group, Inc. (the “OTC”), under the symbol “CVSI.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering
The market price for our common stock is particularly volatile given our small and thinly traded public float, which could lead to wide fluctuations in our share price. You may be unable to sell any common stock that you hold upon conversion at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of significant profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

There is currently no established trading market for the Notes and we do not expect that one will develop.

There currently is no established trading market for the Notes. In addition, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that the purchasers of the Notes sell shares of our common stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

Holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

Holders of the Notes will not be entitled to any rights with respect to our common stock, but holders of the Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Notes or the repayment of such Notes in the form of common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock are a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•variations in our revenues and operating expenses;

•actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•market conditions in our industry, the industries of our customers and the economy as a whole;

•actual or expected changes in our growth rates or our competitors’ growth rates;

•developments in the financial markets and worldwide or regional economies;

•Global economic disruptions such as the current coronavirus (COVID-19) pandemic;

•announcements of innovations or new products or services by us or our competitors;

•announcements by the government relating to regulations that govern our industry;

•sales of our common stock or other securities by us or in the open market; and

•changes in the market valuations of other comparable companies.

In addition, if the market for consumer CBD products or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

We do not anticipate paying dividends on our common stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

You may experience additional dilution in the future.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

Exercise of options may have a dilutive effect on your percentage ownership of common stock upon conversion \ of the Notes and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.

The exercise of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of June 30, 2021, we have options to purchase 39,333,180 shares of our common stock outstanding and exercisable at an average price of $0.47 per share.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

The ongoing coronavirus (COVID-19) pandemic has caused global economic disruption, which may cause our common stock to drop and make it difficult for you to sell the common stock you hold.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. The COVID-19 pandemic, as it was declared by the World Health Organization, has continued to spread and has already caused severe global disruptions. The extent of COVID-19’s effect on our market performance and stock price will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. If an active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of our common stock that you hold. The market price of our common stock may decline below the conversion price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from the sale of the Notes offered under this prospectus supplement. We intend to use the net proceeds from the sale of such securities for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.
The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Our Board of Directors has sole discretion to declare dividends. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:
•on an actual basis; and
•on a pro forma basis to reflect the sale of Notes in the aggregate original principal amount of $5.3 million after deducting fees and expenses.
You should read this table along with our unaudited consolidated financial statements and related notes for the six months ended June 30, 2021 as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2021 (Unaudited)	Pro Forma Adjustments	Pro Forma (unaudited)

Cash, cash equivalents, and restricted cash	2,961,000	5,300,000	8,261,000
Other assets	24,849,000		24,849,000
Total Assets	27,810,000	5,300,000	33,110,000
Current Liabilities	14,563,000	5,300,000	19,863,000
Long Term Liabilities (and non-current Operating Lease liabilities)	3,270,000		3,270,000
Total Liabilities	17,833,000	5,300,000	23,133,000

Stockholder Equity	9,977,000		9,977,000

Total liabilities and stockholders’ equity	27,810,000	5,300,000	33,110,000

DESCRIPTION OF SECURITIES BEING OFFERED

We are offering pursuant to an indenture (as supplemented by the first supplemental indenture) with Wilmington Savings Fund Society, FSB, as trustee), senior convertible notes due 2022, in the aggregate original principal amount of $1,060,000, which we refer to herein as the “Notes”, which Notes shall be convertible into shares of our common stock. The Notes are being sold pursuant to this prospectus supplement, the indenture, the first supplemental indenture and the terms of a securities purchase agreement dated November 14, 2021 (which we refer to herein as the “Securities Purchase Agreement”) between us and each purchaser in connection with this offering.

The following is a description of the material terms of the Notes, the indenture, the first supplemental indenture and our common stock. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, the indenture and the first supplemental indenture, including the definitions of certain terms used therein. We urge you to read these documents and the securities purchase agreement because they, and not this description, define your rights as a Holder of the Notes. You may request copies of the Notes, indenture, first supplemental indenture and securities purchase agreement as set forth under the caption “Where You Can Find More Information.”

Description of Notes

We will issue the Notes as senior unsecured obligations of the Company under an indenture, which will be dated as of the closing date of this offering, between us and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by a first supplemental indenture thereto, dated November 17, 2021, establishing the terms and conditions of the Notes. We refer to the indenture without supplement as the “base indenture.” We refer to the supplement to the base indenture as the “first supplemental indenture.” We refer to the base indenture as supplemented by the first supplemental indenture as the “indenture.” The terms of the Notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture.

The Notes will be issued at a 6% original issue discount. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Additional Closings

At the initial closing of this offering, we will issue $1,060,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of an additional prospectus supplement and supplemental indenture and our satisfaction of certain other closing conditions, we may elect to consummate additional closings of up to $4,240,000 in aggregate principal amount of Notes at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Senior Convertible Notes due 2022 (or shares of common stock issuable upon conversion of such Senior Convertible Notes due 2022) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

The additional closing conditions include, without limitation:

•our filing with the Securities and Exchange Commission of a new prospectus supplement and due execution and delivery of an indenture supplement with respect to the Senior Convertible Notes due 2022 to be issued at such additional closing;

•less than $106,000 in aggregate principal amount of Notes remaining outstanding;

•the daily dollar trading volume of our common stock over the fifteen trading days preceding the additional closing is not less than $75,000;

•our volume weighted average price of our common stock during the fifteen trading days before the additional closing exceeds $0.15; and

•the satisfaction of certain equity conditions set forth in the Securities Purchase Agreement and the Notes.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. The Notes will be senior to all other indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on May 17, 2022, the six-month anniversary of their issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

•if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and

•for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default (see “Events of Default” below). After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 15.0% per annum. The interest shall be computed on the basis of a 360-day year and twelve 30-day months, and shall be payable in arrears on the first trading day of each such calendar month in which interest accrues or otherwise in accordance with the terms of the Notes. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount will also be payable.

Late Charges

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due.

Conversion

Fixed Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at such holder’s option, into shares of our common stock at the initial fixed conversion price of $0.2611, which is subject to:

•proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

•full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right

Subject to the rules and regulations of the OTC Markets Group, Inc., we have the right, at any time with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Adjustment to Fixed Conversion Price on Additional Closings

Upon each additional close, the fixed conversion price of all Notes are subject to downward adjustment if greater than the lower of:

•120% of the closing bid price of our common stock on the trading day immediately preceding such additional closing date; and

•120% of the arithmetic average of the volume weighted average prices of our common stock on the five trading days preceding the additional closing.

Alternate Optional Conversions

Alternate Optional Conversion

At any time, at the option of the holder, the holder may convert all, or any part, of the Note into shares of common stock at an “Alternate Conversion Price” equal to the lesser of:

•the fixed conversion price then in effect; and

•the greater of:

◦the floor price of $0.01; and

◦90% of the arithmetic average of the three lowest daily volume weighted average prices of our common stock during the ten trading days immediately prior to such conversion and the greater of the floor price; and

◦97% of the lowest sale price of the common stock on the applicable conversion date.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note at the Alternate Conversion Price described above, subject to an additional 15% premium.

Beneficial Ownership Limitation on Conversion

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable holder of Notes (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at the greater of the face value, a 15% redemption premium to the equity value of our common stock underlying the Notes and the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•we and our subsidiaries will not (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

•we and our subsidiaries will not (directly or indirectly) will not incur any liens, except for permitted liens;

•we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•in connection with a fundamental transaction, we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

•we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

•we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

•we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;
•we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

•we and our subsidiaries will take all action necessary or advisable to maintain all of our the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

•we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;

•we will not plead or assert in any way against the holders that it is entitled to any benefit or advantage under any usury laws; and

•we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at the greater of the face value and a 15% redemption premium or (10% if such event of default is a price default) to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Subsequent Placement Option Redemption Right of Holder

If we consummate a subsequent public or private offering of securities of the Company, including, without limitation, any equity security or any equity-linked or related security, any convertible securities, any debt, any preferred stock or any purchase rights (each referred to herein as a subsequent placement), each holder of Notes may require us to use up to 20% of the gross proceeds of such subsequent placement (less any reasonable placement agent, underwriter and/or legal fees and expenses) to redeem in cash all, or any portion, of the Notes, at a 5% redemption premium.

Company Optional Redemption Rights

At any time no event of default or equity condition failure exists, we may redeem all or any portion of the Notes outstanding in cash a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such date we notify the applicable holder of such redemption election and the date we make the entire payment required.

The Company may deliver no more than one such redemption notice during any twenty (20) trading day period.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the first supplemental indenture may be amended by the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the holder of such Note.

Reports

So long as any Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the Holders of the Notes, securities analysts and prospective investors. The delivery of any such reports, information and documents is for informational purposes only and the trustee’s receipt of such shall not constitute its actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein. The trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants under the indenture, to determine whether such reports, information or documents are available on the Securities and Exchange Commission’s website (including the EDGAR system or any successor system,) the Company’s website or otherwise, to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, or to ascertain the correctness or otherwise of the information or the statements contained therein.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes. We will provide a schedule of our calculations to the trustee, and the trustee has no duty to make any calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

•Definition of “Business Day” in Section 1.1;

•Definition of “Event of Default” in Section 6.1;

•Definition of “Subsidiary” in Section 1.1;

•Definition of "Global Security" or "Global Securities" in Section 1.1;

•Section 10.7 (Legal Holiday);

•Section 2.11 (Temporary Securities);

•Section 2.8 (Mutilated, Destroyed, Lost and Stolen Securities);

•Section 2.13 (Defaulted Interest);

•Section 6.2 (Acceleration of Maturity; Rescission and Annulment)

•Section 6.13 (Waiver of Past Defaults)

•Section 6.7 (Limitation on Suits);

•Section 9.1 (Supplemental Indentures - Without Consent of Holders);

•Section 9.2 (Supplemental Indentures - With Consent of Holders);

•Article III (Redemption);

•Article V (Successors);

•Article VIII (Satisfaction and Discharge; Defeasance); and

•Article XI (Sinking Funds).

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of Illinois without regard to its conflicts of law principles.

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations to U.S. Holders (as defined below) of the purchase, ownership and disposition of our notes and any of our common stock received upon their conversion. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase notes, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold the notes or common stock as part of a straddle, conversion transaction or hedge, persons who own 10% or more of our outstanding stock, persons that are required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, persons deemed to sell the notes or the common stock under the constructive sale provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a U.S. Holder (as defined below) whose “functional currency” is other than the U.S. dollar, or persons who acquire or are deemed to have acquired the notes in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the notes and common stock as “capital assets” (generally, property held for investment) within the meaning of Code Section 1221 and acquire the notes in connection with this offering.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes or the common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the notes or the common stock are encouraged to consult their own tax advisors.

The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect. References in the following discussion to “we” and “us” are to CV Sciences and its subsidiaries on a consolidated basis.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES.

U.S. Federal Income Taxation of U.S. Holders

As used in this section, a “U.S. Holder” is a beneficial owner of notes or common stock that is: (1) an individual citizen or resident alien of the United States, (2) a corporation or other entity that is taxable as a corporation, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, and (4) a trust, if (A) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (B) the trust has made an election to be treated as a U.S. person for U.S. federal income tax purposes.

Payment of Interest

Stated Interest. Interest on a note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. We issued the notes at a substantial discount from their principal amount at maturity. For United States federal income tax purposes, the difference between the issue price and the stated principal amount at maturity of each note constitutes original issue discount (“OID”). A U.S. Holder will be required to include OID in its gross income periodically over the term of the notes before receipt of the cash or other payment attributable to such income.

The amount of OID a U.S. Holder must include in gross income as it accrues is the sum of the daily portions of OID with respect to the note for each day during the taxable year or portion of a taxable year on which the U.S. Holder holds the note. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the note at the beginning of the accrual period multiplied by the yield to maturity of the note. The accrual period of a note may be of any length the U.S. Holder chooses and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

The issue price of a note for OID purposes is the first price at which a substantial amount of notes are sold to investors (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), which price is expected to be the issue price shown on the cover of this Prospectus. The adjusted issue price of the note at the start of any accrual period is the issue price of the note increased by the accrued original issue discount for each prior accrual period.

Under these rules, a U.S. Holder will be required to include in gross income increasingly greater amounts of OID in each successive accrual period. Any amount included in income as OID will increase a U.S. Holder’s basis in the note.

Sale, Exchange or Redemption of a Note or Conversion of a Note Solely in Exchange for Cash

Upon the sale, exchange or redemption of a note or conversion of a note solely in exchange for cash, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or conversion, except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income, and (2) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder plus the amount, if any, of OID included in gross income as of the date of sale, exchange, redemption or conversion of the note, and the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "Adjustments to Conversion Rate" below. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations).

Adjustments to Conversion Rate

The conversion rate of the notes is subject to adjustment under certain circumstances, as described under "Description of Notes—Adjustment To Conversion Rate." In the event of an adjustment to the conversion rate of the notes as a result of taxable dividends to holders of our common stock or certain other events, including upon a make-whole fundamental change in certain circumstances, holders of the notes may be treated as having received a constructive distribution for U.S. federal income tax purposes, even if such holder does not exercise its conversion privilege. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a noteholder’s proportionate interest in our assets or earnings and profits could be treated as a constructive distribution. Any such constructive distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits. As a result, U.S. Holders could have taxable income as a result of an event pursuant to which no cash or property is received. It is not clear whether any such dividend will be eligible for the reduced tax rate available to certain non-corporate U.S. Holders with respect to “qualified dividend income” as discussed below under “—Taxation of Distributions on Common Stock.”

Conversion of the Notes Into Common Stock

A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a note into common stock except with respect to cash received in lieu of a fractional share of common stock. A U.S. Holder's tax basis in the common stock received on conversion of a note will be the same as such U.S. Holder's adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder's tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder's adjusted tax basis in the fractional share, and will be taxable as described below under "Sale, Exchange or Other Disposition of Common Stock."

Taxation of Distributions on Common Stock

Distributions, if any, paid on our common stock generally will be includable in a U.S. Holder’s income as dividend income to the extent made from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Such distributions should qualify for taxation at preferential rates in the case of a U.S. Holder which is an individual, trust or estate, provided that such holder meets certain holding period and other requirements.

Sale, Exchange or Other Disposition of Common Stock

Upon the sale, exchange or other disposition of common stock, a U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and such holder’s adjusted tax basis in such common stock. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations). A U.S. Holder's gain or loss will generally be treated (subject to certain exceptions) as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

Additional Tax on Investment Income

A U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to a 3.8% tax on the lesser of (1) the U.S. Holder's net investment income for the taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000). A U.S. Holder's net investment income will generally include interest income and gain on the disposition of securities. This tax is in addition to any income taxes due on such investment income. U.S. Holders are encouraged to consult their tax advisors regarding the applicability of the 3.8% tax on net investment income to the ownership of the notes.

Information Reporting and Backup Withholding

Under certain circumstances, the Code requires “information reporting” annually to the IRS and to U.S. Holders, and “backup withholding” with respect to certain payments made on or with respect to the notes. Certain U.S. Holders are exempt from backup withholding and information reporting, including tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its taxpayer identification number, or TIN, which, for an individual would be his or her social security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is timely furnished.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and prospective investors. We have entered into a Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement.

We currently anticipate that the closing of the sale of the Notes and shares issuable upon conversion of the Notes is expected to take place on or about November 17, 2021, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement will be approximately $850,000, if we sell the Notes offered hereby, after deducting estimated offering expenses payable by us. Our obligation to issue the shares issuable upon conversion of the Notes to the investors is subject to the conditions set forth in the Notes and related transaction agreements.

We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

Our Common Stock is traded on the OTC:QB marketplace maintained by OTC Markets Group, Inc. (the “OTC”), under the symbol “CVSI.” Our transfer agent is Issuer Direct Corporation.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

EXPERTS
The consolidated financial statements of CV Sciences, Inc. as of December 31, 2020 and 2019, and for each of the years then ended, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 19, 2021;

•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2021;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 13, 2021, August 16, 2021, and November 15, 2021, respectively;

•our Current Reports on Form 8-K, filed with the SEC on June 2, 2021, June 14, 2021, June 29, 2021, July 30, 2021, September 13, 2021, and September 30, 2021; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 27, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
CV Sciences, Inc.
Attention: Corporate Secretary
10070 Barnes Canyon Road
San Diego, CA 92121
(866) 290-2157

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Investing in our securities involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Our common stock is traded on the OTC:QB marketplace maintained by OTC Markets Group, Inc. (the “OTC”), under the symbol “CVSI.” On April 15, 2020, the last reported sale price of our common stock on the OTC was $0.605 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “CV Sciences,” “CVSI,” “we,” “our,” “us” and the “company” in this prospectus, we mean CV Sciences, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks, including CV Sciences and PlusCBD™, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.cvsciences.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2020;
•our Current Reports on Form 8-K, filed with the SEC on March 16, 2020, March 25, 2020, and April 21, 2020; and
•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 27, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
CV Sciences, Inc.
Attention: Corporate Secretary
10070 Barnes Canyon Road
San Diego, CA 92121
(866) 290-2157

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We operate two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based cannabidiol (“CBD”) products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics utilizing CBD. As of December 31, 2019, the Company’s PlusCBD™ Oil products were sold at more than 5,500 retail locations throughout the United States, and it was the top-selling brand of hemp-derived CBD in the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. Our state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and our hemp extracts are processed, produced and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards. With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status.

Our principal corporate offices are located at 10070 Barnes Canyon Road, San Diego, CA 92121, and our telephone number is (866) 290-2157. We maintain a website that contains information about us at www.cvsciences.com. The information included on our website is not, and should not be considered, a part of this prospectus or any accompanying prospectus supplement.

Current Operations

Consumer Products

We manufacture, market and sell consumer products containing hemp-based CBD under our PlusCBD™ brand in a range of market sectors including nutraceutical, beauty care and specialty foods. As of December 31, 2019, we manufactured and distributed more than 50 products and we expect to continue to add new products to our PlusCBD™ portfolio to enhance our line of CBD and hemp-based consumer products. We also expect to develop and launch new brands to more effectively market and sell certain products. Hemp-based CBD is one of more than 100 cannabinoids found in hemp, and is non-psychoactive. Our U.S.-based operations oversee our raw material supply chain, raw material processing, product development and manufacturing, and sales and marketing. We intend to continue to scale operations to accommodate market conditions.

Specialty Pharmaceuticals

Our specialty pharmaceutical segment is developing cannabinoids to treat medical indications. Cannabinoids are compounds derived from the Cannabis sativa plant, which contain two primary cannabinoids, CBD and tetrahydrocannabinol (“THC”). Clinical and preclinical data suggest that CBD has promising results in treating a range of medical indications. On January 4, 2016, we acquired drug development assets in the acquisition of CanX, Inc., a Florida-based specialty pharmaceutical corporation, utilizing CBD as the active pharmaceutical ingredient.

Our first patent-pending product candidate, CVSI-007, combines CBD and nicotine in treatment of smokeless tobacco use and addiction. There are currently no drugs approved by the U.S. Food & Drug Administration for treatment of smokeless tobacco use and addiction. We believe this product candidate may provide treatment options for this significant unmet medical need. CVSI-007 is based on proprietary formulations, processes and technology. In May 2016, we filed a patent application (Application No. 15/426,617, the "617 Patent") for these formulations and processes with the U.S. Patent and Trademark Office (“USPTO”). On April 7, 2020, the Company received a Notice of Allowance from the USPTO for the 617 Patent. Following administrative procedures, we expect the 617 Patent to be issued by June 2020.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, without limitation, the evolving and highly competitive markets in which we operate; industry trends in the markets in which we compete, including the demand for and marketability of our products; our ability to raise additional capital to finance our activities; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; the evolution of legal and regulatory developments in the United States and foreign countries impacting the industries in which we operate; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or

“continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
DIVIDEND POLICY

No cash dividends were paid on our common stock for the 2019 and 2018 fiscal years, and our board of directors has not considered any change in this practice, and has no intentions of considering any such change in the foreseeable future.
The payment of cash dividends in the future will be determined by our board of directors, in light of conditions then existing, including our earnings, financial requirements, and opportunities for reinvesting earnings, business conditions, and other factors. There are otherwise no restrictions on the payment of dividends.
DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•190,000,000 shares of common stock, $0.0001 par value; and
•10,000,000 shares of preferred stock, $0.0001 par value.

On March 31, 2020, we filed a definitive proxy statement with the SEC with respect to our annual meeting of stockholders to be held on May 21, 2020 to solicit stockholder approval of, among other proposals, a reverse stock split at a ratio that will be determined by our board of directors of not less than 1-for-2 and not greater than 1-for-20. If the reverse stock split is approved and implemented by our board of directors, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the specific ratio determined by our board of directors. In such case, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock and we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our stock plans, in each case as more fully described in the proxy statement. The reverse stock split will not change the number of authorized shares of our common stock or preferred stock.

Common Stock
As of March 31, 2020, there were 99,851,942 shares of our common stock outstanding and held of record by 47 stockholders. Holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our common stock does not currently have cumulative voting rights, and, as such, cumulative voting for the election of directors is not currently authorized. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Our board of directors is not currently classified.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to dividends if declared by our board of directors out of funds legally available for payment of dividends Our common stock is not subject to conversion or redemption or any sinking fund provisions and holders of common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding shares or any class of securities having preference over the common stock, are distributable ratably among the holders of common stock and any participating class of securities having preference over the common stock at that time. Each outstanding share of common stock is fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The current transfer agent and registrar for our common stock is Issuer Direct Corporation.
Preferred Stock
We currently have no outstanding shares of preferred stock. Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 10,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.

Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware (the “DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•the title and stated value of the preferred stock;
•the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;
•whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•the procedures for any auction and remarketing, if any, for the preferred stock;
•the provisions for a sinking fund, if any, for the preferred stock;
•the provision for redemption, if applicable, of the preferred stock;
•any listing of the preferred stock on any securities exchange;
•the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•voting rights, if any, of the preferred stock;
•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term equity securities does not include convertible debt securities.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:
•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:
•any merger or consolidation involving the company and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;
•any transaction that results in the issuance or transfer by the company of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•any transaction involving the company that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the company and any entity or person affiliated with or controlling or controlled by such entity or person.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of a particular series of debt securities is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than CV Sciences) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and
•certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or CV Sciences and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of CV Sciences; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or Events of Default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•U.S. federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•vote, consent or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders of CV Sciences.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain U.S. federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our common stock is currently listed on the OTC and any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
LEGAL MATTERS

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CV Sciences, Inc. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference from CV Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of CV Sciences, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the adoption of a new accounting standard and (2) expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in accounting and auditing.
The financial statements of CV Sciences, Inc. for the year ended December 31, 2018, incorporated by reference in this Prospectus have been audited by Tanner LLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

$1,060,000
SENIOR CONVERTIBLE NOTES DUE 2022
Shares of Common Stock Issuable Upon Conversion of the
Senior Convertible Notes due 2022

CV SCIENCES, INC.

Prospectus Supplement

November 14, 2021